                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 16, 2002, appearing in this Annual Report on Form 10-K of Delphi Automotive Systems Corporation for the year ended December 31, 2001, in the following Registration
Statements:

               REGISTRATION
FORM           STATEMENT NO.                         DESCRIPTION
----           -------------                         -----------
S-8               333-71899         Delphi Automotive Systems Stock Incentive Plan
S-8               333-71961         Delphi Automotive Systems Classified Salary and
                                    Hourly Stock Option Plan
S-3/A             333-73285         Shelf Registration
S-8               333-78895         Delphi Savings - Stock Purchase Program for Salaried
                                    Employees in the United States
S-8               333-78897         ASEC Manufacturing Savings Plan
                                    Delphi Personal Savings Plan for Hourly Rate
                                    Employees in the United States
S-8               333-80011         Delphi Automotive Systems Stock Incentive Plan
S-8               333-88291         Delphi Automotive Systems Deferred Compensation
                                    Plan for Executive Employees
S-8               333-32534         Delphi Automotive Systems Classified Salary and
                                    Hourly Stock Option Plan
S-8               333-32552         Delphi Savings - Stock Purchase Program for Salaried Employees in the
                                    United States
                                    Delphi Personal Savings Plan for Hourly Rate Employees in the United States
S-8               333-51340         ASEC Manufacturing Savings Plan
S-8               333-69010         Delphi Personal Savings Plan for Hourly Rate
S-8               333-69012         Delphi Automotive Systems Stock Incentive Plan
                                    Employees in the United States
S-8               333-64030         Delphi Mechatronic Systems Savings - Stock
                                    Purchase Program
                                    Delphi Diesel Systems Corp. Retirement Savings Portfolio
S-8               333-64032         Delphi Automotive Systems Classified Salary and Hourly Stock Option Plan
S-3/424B5         333-73285         Delphi Automotive Systems Shelf Registration

/s/ Deloitte & Touche LLP
-------------------------

Detroit, Michigan
February 12, 2002